EXHIBIT 10.22C

                                  AMENDMENT TWO
                             TO EMPLOYMENT AGREEMENT



        This Amendment Two to that certain Employment Agreement between Infocrossing, Inc., a Delaware corporation (the "Company"), and Robert Wallach (the "Executive") is effective as of May 9, 2007 (the "Amendment Two Effective Date"). Except as otherwise indicated herein, capitalized terms in this Amendment Two shall have the same meaning as ascribed to such terms in the Agreement.

                                     RECITAL

         Whereas, the Company and the Executive desire to modify the amount of the Normal Retirement Benefit as defined in the Agreement.

         NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     I. The Normal Retirement Benefit as defined in Section 7(e)(i) of the Agreement shall be increased from semi-monthly payments of five thousand dollars ($5,000) to seven thousand eighty three dollars and thirty three cents ($7,083.33).

         Except as amended herein, all terms, covenants, and conditions of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement without giving effect to this Amendment Two and this Amendment Two, this Amendment Two will control. This Amendment Two may be executed in one or more counterparts, each of which will be deemed an original but all of which taken together will constitute one and the same instrument.

         IN WITNESS WHEREOF the parties have executed this Amendment Two as of the Amendment Two Effective Date.


Infocrossing, Inc.                                  Robert Wallach



By:  /s/ ZACH LONSTEIN                               /s/ ROBERT B. WALLACH
    ------------------------------                  ---------------------------
       Zach Lonstein
       Chief Executive Officer